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Exhibit (a)(1)(E)

        NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
Dot Hill Systems Corp.
Pursuant to the Offer to Purchase
dated September 1, 2015 of
Denali Acquisition Sub Corp.
a wholly owned subsidiary of
Seagate HDD Cayman
a wholly owned indirect subsidiary of
Seagate Technology Public Limited Company

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M. (EASTERN TIME)
ON OCTOBER 6, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share, of Dot Hill Systems Corp. and any other documents required by the Letter of Transmittal cannot be delivered to American Stock Transfer & Trust Company, LLC (the "Depositary") by the expiration of the Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated September 1, 2015 (as it may be subsequently amended or supplemented from time to time, the "Offer to Purchase").

The Depositary for the Offer to Purchase is:

        American Stock Transfer & Trust Company, LLC

By Mail:	By Facsimile Transmission:	By Overnight Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	(718) 234-5001 For Confirmation Only Telephone: (877) 248-6417	(for Eligible Institutions only) American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE
NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined herein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Denali Acquisition Sub Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Seagate HDD Cayman, an exempted company with limited liability organized under the laws of the Cayman Islands ("Parent"), upon the terms and subject to the conditions set forth in the offer to purchase (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time in accordance with the terms of the Acquisition Agreement, dated August 18, 2015, by and among Parent, Purchaser and Dot Hill Systems Corp., a Delaware corporation ("Dot Hill"), constitutes the "Offer"), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.001 per share (the "Shares"), of Dot Hill pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (an "Eligible Institution"), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

        (Name)

(Area Code and Telephone Number)

Dated:                                         , 2015.

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  Exhibit (a)(1)(E)